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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A) (No. 2-97889) of Delaware Group Government Fund of our report dated September 6, 2002, included in the 2002 Annual Report to shareholders.

/s/ Ernst & Young, LLP


Philadelphia, Pennsylvania
October 15, 2002